                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                                J2 COMMUNICATIONS
             (Exact Name of Registrant as Specified in Its Charter)

                                   CALIFORNIA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   95-4053296
                      (I.R.S. Employer Identification No.)

                      10850 Wilshire Boulevard, Suite 1000
                          Los Angeles, California 90024
               (Address of Principal Executive Offices) (Zip Code)


                                J2 COMMUNICATIONS
                     AMENDED AND RESTATED 1999 STOCK OPTION,
                    DEFERRED STOCK AND RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

 James P. Jimirro, Chairman of the Board, President and Chief Executive Officer
                                J2 COMMUNICATIONS
                      10850 Wilshire Boulevard, Suite 1000
                          Los Angeles, California 90024
                     (Name and Address of Agent for Service)

                                 (310) 474-5252
          (Telephone Number, Including Area Code, of Agent for Service)

                                  -------------

                                   Copies To:
                               Bruce P. Vann, Esq.
                          Kelly Lytton Mintz & Vann LLP
                      1900 Avenue of The Stars, Suite 1450
                          Los Angeles, California 90067
                                 (310) 277-5333

                         CALCULATION OF REGISTRATION FEE

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                                         PROPOSED           PROPOSED
     TITLE OF                            MAXIMUM             MAXIMUM
 SECURITIES TO BE     AMOUNT TO BE    OFFERING PRICE        AGGREGATE                   AMOUNT OF
    REGISTERED         REGISTERED      PER SHARE (1)     OFFERING PRICE (1)          REGISTRATION FEE (1)
---------------------------------------------------------------------------------------------------------
Common Stock          267,446            $10.69            $2,858,997.74                   $754.78
---------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, and based upon the average of the high and low prices of the Common Stock on the NASDAQ SmallCap Market on November 27, 2000.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated by referenced into this Registration Statement.

     (a) The Registrant's Annual Report on Form 10-K for the Fiscal year ended July 31, 2000; and

     (b) The description of the Common Stock of the Registrant contained in the Registration Statement on Form S-1 to Form S-3 filed with the Commission on May 20, 1993(Registration No. 33-63662), as amended by Amendment No. 1 filed with the Commission on October 28, 1993, as amended by Amendment No. 2 filed with the Commission on August 21, 1996, as amended by Amendment No. 3 filed with the Commission on January 29, 1998.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Common Stock offered hereby will be passed upon for the Registrant by the law firm of Kelly Lytton Mintz & Vann LLP. Bruce P. Vann, Esq., a partner at Kelly Lytton Mintz & Vann LLP is also a director of the Registrant. Mr. Vann, in July 1999, exercised options to acquire 11,000 shares of the Registrant's Common Stock, realizing gross receipts of $203,825 with respect thereto. Mr. Vann currently has options to purchase 2,998 shares of the Registrant's Common Stock at prices ranging from $2.075 to $13.625 per share.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Directors of the Registrant are presently entitled to indemnification as expressly authorized under Section 317 of the California General Corporation Law ("Section 317") and the Bylaws of the Registrant (which generally authorize the Registrant to indemnify its agents where such indemnification is authorized by
Section 317). Section 317 provides a detailed statutory framework covering indemnification of any agent of a corporation who is threatened to be made a party to any legal proceeding by reason of his or her actions on behalf of the Registrant.

     Article V ("Article V") of the Registrant Articles of Incorporation, which was adopted and approved by the Registrant's shareholders in 1989, provides that a director will not be liable for monetary damages arising out of the director's breach of his or her fiduciary duties to the Registrant and the shareholders to the fullest extent permissible under the California Law. Liability for breach of a director's fiduciary duties arises when the director has failed to exercise sufficient care in reaching decisions or otherwise attending to his responsibilities as a director and in other circumstances. Article V Does not eliminate these duties; it only eliminates monetary damage awards occasioned by a breach of these duties. Accordingly, a breach of fiduciary duty is still a valid basis for a suit seeking a stop a proposed transaction from occurring. However, after a transaction has occurred, the shareholders do not have a claim against directors for monetary damages based on a breach of fiduciary duty, even if that breach involves negligence on the part of the directors. Additionally, as a practical matter, equitable remedies such as rescission may not be available after a transaction has already been consummated or in other circumstances.

     The Registrant has entered into indemnification agreements with each of the directors that attempt to provide the maximum indemnification allowed under the California law. The indemnification agreements make mandatory indemnification which is permitted by California law in situations in which the indemnitee would otherwise be entitled to indemnification only if the Board of Directors, the shareholders, independent legal counsel retained by the Registrant or a court in which an action was or is pending made a discretionary determination in a specific case to award such indemnification. However, in part because the California law was only recently enacted, the extent to which the indemnification permitted by the California law may be expanded by indemnification agreements is unsettled and has yet to be the subject of any judicial interpretation.

     The Registrant carries directors' and officers' liability insurance covering its directors and officers against liability asserted against or incurred by the person arising out of his or her capacity as an officer or director, including any liability for violations of the Securities Act of 1933 or the Securities Exchange Act of 1934, subject to some exclusions and coverage limitations.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     4.1 J2 Communications, Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan. (1)

     5.1 Opinion of Kelly Lytton Mintz & Vann LLP regarding validity of securities.

    23.1    Consent of Kelly Lytton Mintz & Vann LLP (included in Exhibit 5.1).

    23.2    Consent of Arthur Andersen LLP.

    24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

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(1)  Incorporated by reference to the Registrant's Definitive Proxy Statement on
     Form 14A Filed with the Commission on December 13, 1999.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 27th day of November, 2000.


                                       J2 Communications


                                       By: /s/ James P. Jimirro
                                           -------------------------------
                                       Name:  James P. Jimirro
                                       Title: Chairman of the Board, President,
                                              and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James P. Jimirro and Christopher Trunkey, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



    SIGNATURE                           CAPACITY                                DATE
    ---------                           --------                                ----
                                    Chairman of the Board,                November 27, 2000
/s/ James P. Jimirro                President, Chief Executive
-------------------------           Officer, and Director
James P. Jimirro


/s/ Christopher M. Trunkey          Chief Financial Officer               November 27, 2000
-------------------------           (Principal Financial Officer)
Christopher Trunkey


/s/ James Fellows                   Director                              November 27, 2000
-------------------------
James Fellows


/s/ Bruce P. Vann                   Director                              November 27, 2000
-------------------------
Bruce P. Vann


/s/ John De Simio                   Director                              November 27, 2000
-------------------------
John De Simio


/s/ Gary Cowan                      Director                              November 27, 2000
-------------------------
Gary Cowan


-------------------------           Director                              November __, 2000
Daniel S. Laikin


                                  EXHIBIT INDEX


EXHIBIT NO.       EXHIBIT DESCRIPTION


   4.1 J2 Communications, Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan. (1)

   5.1 Opinion of Kelly Lytton Mintz & Vann LLP regarding validity of securities.

  23.1        Consent of Kelly Lytton Mintz & Vann LLP (included in Exhibit
              5.1).

  23.2        Consent of Arthur Andersen LLP.

  24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


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(1)  Incorporated by reference to the Registrant's Definitive Proxy Statement on
     Form 14A filed with the Commission on December 13, 1999.